Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated February 6, 2025, except for the effects of the stock split and retrospective adoption of Accounting Standards Update (ASU) 2023-09 - Income Taxes (Topic 740): Improvements to Income Tax Disclosures, as to which the date is February 5, 2026, with respect to the consolidated financial statements of Fastenal Company, incorporated herein by reference.
/s/ KPMG LLP
KPMG LLP
Minneapolis, Minnesota
July 16, 2026